Exhibit 1.1

2,500,000

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

Common Stock

UNDERWRITING AGREEMENT

December [    ], 2004

SG COWEN & CO., LLC

CIBC WORLD MARKETS CORP.

ADAMS HARKNESS, INC.

As Representatives of the several Underwriters

c/o	SG Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. Cambridge Display Technology, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (collectively, the “Underwriters” and, each, an “Underwriter”), an aggregate of 2,500,000 shares of common stock, $.01 par value (the “Common Stock”) of the Company. The aggregate of 2,500,000 shares so proposed to be sold is hereinafter referred to as the “Firm Stock.” The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 375,000 shares of Common Stock (the “Optional Stock”). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the “Stock.” SG Cowen & Co., LLC (“SG Cowen”), CIBC World Markets Corp. and Adams Harkness, Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the “Representatives.”

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-117824) in respect of the Stock has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and the amendments thereto (the “Initial Registration Statement”), each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration

Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations, is hereinafter referred to as a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rule 430A of the Rules and Regulations to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively referred to as the “Registration Statements”; and such final prospectus, in the form first filed pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter referred to as the “Prospectus.” No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

(b) The Initial Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus and any amendments or supplements to either of the Registration Statements or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17 hereof).

(c) The Company and each of its subsidiaries (as defined in Section 14 hereof) have been duly incorporated or organized and are validly existing as corporations or other entities in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify, be in good standing or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Except as described in the Prospectus, the Company owns or controls, directly or indirectly, only the following entities and percentages of ownership: (i) CDT Holdings Limited (100%); (ii) Cambridge Display Technology Limited (100%); (iii) CDT Licensing Limited (100%); (iv) CDT Oxford Limited (16%), (v) Litrex Corporation (“Litrex”), a Delaware corporation (50%); (vi) Arborescent Limited, a company organized in Scotland (40%) and (vii) Arborescent 2 Limited, a company organized in Scotland (40%). The entities in clauses (i), (ii), (iii) and (iv) above (collectively, the “UK Subsidiaries”) are each organized under the laws of England and Wales.

(d) This Agreement has been duly authorized executed and delivered by the Company.

(e) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights and will conform to the description thereof contained in the Prospectus.

(f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance in all material respects with federal and state securities laws and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries that will apply to or survive the sale of the Stock hereunder other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly present in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(g) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party that will apply to or survive the sale of the Stock hereunder.

(h) The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Registration Statement, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Rules and Regulations, other than such issuances or sales described in the Prospectus, all of which were made in compliance with the Securities Act and the Rules and Regulations.

(i) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and neither the Company nor any of its subsidiaries is in (i) violation of its charter or by-laws (or similar organizational documents), (ii) default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, in the case of clauses (ii) and (iii) above, for those defaults, violations or failures that, singularly or in the aggregate, would not have a Material Adverse Effect.

(j) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws, the National Association of Securities Dealers, Inc. and the Nasdaq National Market in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or governmental or regulatory agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(k) Each of Ernst & Young LLP (“E&Y”) and PricewaterhouseCoopers LLP (“PWC”), who have expressed their opinions on certain of the audited financial statements included in the Registration Statements and the Prospectus, are independent with respect to the Company within the meaning of Rule 2-01 of Regulation S-X of the Rules and Regulations.

(l) The financial statements, together with the related notes, included in the Prospectus and in each Registration Statement fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes, included in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations. No other financial statements or exhibits and no supporting schedules are required by the Securities Act or the Rules and Regulations to be included in the Prospectus.

(m) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or, to the Company’s knowledge, any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(n) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that is required to be described in the Registration Statements or the Prospectus and is not described therein or that, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(o) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents of the jurisdiction in which the entity has been formed), (ii) is in default in any respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except, in the case of clauses (i), (ii) and (iii) above, any violations or defaults that, singularly or in the aggregate, would not have a Material Adverse Effect.

(p) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies that are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed, except where such revocation or modification or lack of renewal would not, singularly or in the aggregate, have a Material Adverse Effect.

(q) The Company is not, and after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” or an entity controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder; and none of the Company’s subsidiaries is, and after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

(r) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or that caused or resulted in, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(s) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, know-how, trade secrets and rights (collectively, “Intellectual Property”) described in the Prospectus as being owned or licensed by them for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. Except as described in the Prospectus, (i) to the Company’s knowledge, the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any Intellectual Property or franchise right of any person and (ii) no claim has been made against the Company alleging the infringement by the Company or any of its licensees or other third parties of any Intellectual Property or franchise right of any person, except for such as would not reasonably be expected to have a Material Adverse Effect. Each employee of and consultant to the Company and its subsidiaries has entered into a confidentiality and invention assignment agreement in favor of the Company or its applicable subsidiary as a condition of the employment or retention of services of such employee or consultant, except where failure to enter into such an agreement will not have a Material Adverse Effect. Except for matters relating to third parties expressly identified and named in the Prospectus: (A) to the Company’s knowledge, there are no rights of third parties to any Intellectual Property owned by or licensed to the Company or any of its subsidiaries that conflict with the rights of the Company or its subsidiaries related to such Intellectual Property that would have a Material Adverse Effect; (B) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property owned by or licensed to the Company or its subsidiaries that would have a Material Adverse Effect; (C) other than in connection with assertions or inquiries made by patent office examiners in the ordinary course of the prosecution of the patent applications of the Company or its subsidiaries, to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or other claim by others challenging the rights of the Company or any of its subsidiaries in or to, or the validity or scope of, any Intellectual Property owned by or licensed to the Company or its subsidiaries, in either case that would have a Material Adverse Effect, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (D) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or other claim by others that the Company or any of its subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any patent, trademark, copyright, trade secret or other proprietary rights of others, and there are no facts that would form a reasonable basis for any such claim by others that the Company or any of its subsidiaries, or any of their respective licensees, infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, any Intellectual Property of others, in each case in this clause (D) that would have a Material Adverse Effect; and (E) to the Company’s knowledge, there is no patent or patent application that contains claims that conflict with any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of its subsidiaries or that is necessary for the conduct of their respective businesses as currently or contemplated to be conducted, except for such as would not reasonably be expected to have a Material Adverse Effect.

(t) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property that are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that would have a Material Adverse Effect.

(u) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is imminent that might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(v) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan that could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; and each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under

Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that could cause the loss of such qualification. [If any plans of the Company’s subsidiaries will remain in effect after the IPO, insert any other applicable representations regarding such plans under foreign law].

(w) Each of the Company and its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to its business; neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except for the lack of such permits, licenses or approvals or for such non-compliance as would not, singularly or in the aggregate, have a Material Adverse Effect; to the best of the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best of the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or that would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission or other release of any kind that would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(x) The Company has reviewed the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, during which the Company identified and evaluated associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(y) The Company and its subsidiaries each (i) has filed all necessary federal, state and foreign income and franchise tax returns, (ii) has paid all federal state, local and foreign taxes due and payable for which it is liable and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Company’s knowledge, proposed against it that would have a Material Adverse Effect.

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, singularly or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(aa) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of their respective businesses and the value of their respective properties and as the Company believes is customary for companies engaged in similar businesses in similar industries.

(cc) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company and each of its subsidiaries since the time of its respective incorporation through the date of the latest meeting and action and (ii) accurately reflect in all material respects all material transactions referred to in such minutes.

(ee) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements that is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statements are accurate descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(ff) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Prospectus and that is not so described.

(gg) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise for the period of 270 days following the effectiveness of the Registration Statements, except for persons and entities who have expressly waived such rights or whose rights to incidental registration are solely dependent on the inclusion of any such shares in such registration by persons or entities who have waived such rights.

(hh) Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry any margin security or for any other purpose that might cause any of the Securities to be considered a

“purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(jj) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(kk) The Stock has been approved for listing subject to notice of issuance on the NASDAQ Stock Market’s National Market.

(ll) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (collectively, the “Sarbanes-Oxley Act”) that are then in effect, giving effect to any permitted phase in of such requirements, and the Company is taking such steps as are necessary to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions.

(mm) The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq National Market System (“Nasdaq”) shall have approved the Stock for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect, giving effect to any permitted phase in of such requirements, and is taking such steps as are necessary to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon the effectiveness of such requirements.

(nn) Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(oo) There are no transactions, arrangements or other relationships between or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, without limitation to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus that have not been described as required.

(pp) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

3. PURCHASE SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto.

The purchase price per share to be paid by the Underwriters to the Company for the Firm Stock will be $[            ] per share (the “Purchase Price”).

The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price per share to be paid for the Firm Stock by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Company, all at the offices of Pillsbury Winthrop LLP, counsel for the Underwriters, 1540 Broadway, New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on December [    ], 2004, in accordance with Rule 15c6-1 under the Exchange Act. The time and date of such payment and delivery are herein referred to as the “First Closing Date.” The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

The Company shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in any written notice by SG Cowen described below and the

Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter’s name bears to the total number of shares of Firm Stock (subject to adjustment by SG Cowen to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for such Optional Stock. Each date and time for delivery of and payment for any Optional Stock (which may be the First Closing Date, but not earlier) is herein called an “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (Each Option Closing Date and the First Closing Date are herein called the “Closing Dates.”)

The Company will deliver the Optional Stock specified in any written notice by SG Cowen described above to the Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the business day preceding the Option Closing Date for such Optional Stock) against payment of the aggregate Purchase Price per share to be paid for such Optional Stock in federal (same day) funds by certified or official bank check or checks or wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company all at the offices of Pillsbury Winthrop LLP, counsel for the Underwriters, 1540 Broadway, New York, New York. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for such Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding such Option Closing Date. Such Option Closing Date and the location of delivery of, and the form of payment for, such Optional Stock may be varied by agreement between the Company and SG Cowen.

The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

(a) The Company will prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to either Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly its reasonable best efforts to obtain its withdrawal.

(b) If at any time prior to the expiration of nine months after the effective date of the Initial Registration Statement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and upon their request will prepare an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Initial Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d) To deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) the Prospectus (not later than 10:00 A.M., New York time, of the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 A.M., New York time, on the business day following the date of such amendment or supplement).

(e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statements (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, such Rule 158).

(f) The Company will promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(g) During the period of five years from the date hereof, the Company will deliver or make available on its corporate website to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, (i) copies of all reports or other communications furnished to stockholders and (ii) copies of any reports and financial statements furnished or filed with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted.

(h) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 270 days from the date of the Prospectus without the prior written consent of SG Cowen other than (i) the Company’s sale of the Stock hereunder, (ii) the issuance of shares, options or other rights pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights issued to or for the benefit of employees, consultants and strategic investors and (iii) the issuance of shares, options or other rights to strategic investors or in connection with any acquisition the Company may make, all of which issuances will be made in compliance with the Securities Act and the Rules and Regulations; provided, however, that if (A) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of such 270-day period or (B) prior to the expiration of such 270-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 270-day period, the restrictions imposed by this Section 4(h) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will furnish to each of its officers, directors and stockholders listed in Schedule B and use its reasonable best efforts to have such persons furnish to the Representatives, prior to the First Closing Date, and the Company will use its reasonable best efforts to cause each recipient of any shares, options or other rights permitted to be issued under clause (iii) above to deliver to the Company, prior to the issuance of such shares, options or other rights, a letter, substantially in the form of Exhibit I hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 270 days from the date of the Prospectus and as otherwise provided in such form, without the prior written consent of SG Cowen.

(i) The Company will supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(j) Prior to each of the Closing Dates, the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statements and the Prospectus.

(k) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

(l) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and the Company will not, and will cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Stock.

(m) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading “Use of Proceeds.”

(n) The Company will conduct its affairs in such a manner so as to ensure that the Company was not and will not be an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statements, any Preliminary Prospectus and the Prospectus, any amendments and exhibits thereto, the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representatives and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire and this Agreement by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the National Association of Securities Dealers; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) hereof and of preparing, printing and distributing Blue Sky Memoranda and Legal Investment Surveys (including related fees and expenses of counsel for the Underwriters) not to exceed $7,500; (g) all fees and expenses of the registrar and transfer agent of the Stock; (h) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock (including the reasonable costs and expenses of the Underwriters), including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of representatives and officers of the Company, the Underwriters and any such consultants and the cost of any aircraft chartered with the Company’s prior approval in connection with such road show; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except as otherwise provided in this Section 5 and in Section 9 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock that they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of either of the Registration Statements shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) hereof.

(b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that either of the Registration Statements or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that is material or omits to state any fact that is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statements and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that such counsel may reasonably request to enable them to pass upon such matters.

(d) Debevoise & Plimpton LLP shall have furnished to the Representatives such counsel’s written opinion, as counsel for the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i)	The Company has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

(ii)	The UK Subsidiaries have been duly organized and are validly existing as private companies with limited liability under the laws of England and Wales, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

(iii)	The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company, including the Stock being delivered on such Closing Date, have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus.

(iv)	All the issued and outstanding shares of capital stock of each UK Subsidiary have been duly authorized and validly issued and are fully paid or credited as fully paid.

(v)	Except to the extent set forth in the Prospectus, all the outstanding shares of capital stock of each subsidiary of the Company are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party other than any such claim as does not apply to the sale of and will not survive the sale of the Stock hereunder.

(vi)

There are no preemptive or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of the Stock pursuant to the Company’s charter or by-laws or any agreement or other instrument known to such counsel other than any such rights or restrictions as do not apply to the sale of and will not survive the sale of the Stock hereunder.

(vii)	This Agreement has been duly authorized, executed and delivered by the Company and the Principal Subsidiaries (as defined in Section 7(a) hereof).

(viii)	The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel after reasonable investigation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries or any statute or law of England or Wales, the United States or the State of New York or the Delaware General Corporation Law or any order known to such counsel or any rule or regulation of any governmental agency or body or court of England or Wales, the United States or the State of New York having jurisdiction over the Company or any of its properties or assets. Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company or any of the Principal Subsidiaries and the consummation of the transactions contemplated hereby.

(ix)	The statements in the Prospectus under the headings “Management—Employment Agreements” and “—Incentive Plans,” “Principal Stockholders,” “Description of Capital Stock,” “Shares Eligible for Future Sale” and “Certain United States Federal Tax Considerations,” to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

(x)	To the best of such counsel’s knowledge, there are no statutes, legal or governmental proceedings, contracts or other documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements that are not described or filed as required.

(xi)	To such counsel’s knowledge based solely on inquiry of officers of the Company, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject that, singularly or in the aggregate, would reasonably be expected to have a Material Adverse Effect or would prevent any of the Company’s or the Principal Subsidiaries’ performance of, or adversely affect the ability of any of the Company or the Principal Subsidiaries to perform, its obligations under this Agreement; and, to such counsel’s knowledge based solely on inquiry of officers of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xii)	The Initial Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statements has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

(xiii)	The Registration Statements, as of the respective effective dates and the Prospectus, as of its date, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to such Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(xiv)

To such counsel’s knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise for the period of 270 days following the effectiveness of the Registration Statements, except for persons and entities who have expressly waived such rights or whose rights to incidental registration are solely dependent on the inclusion of any such shares in such registration by persons or entities who have waived such rights.

(xv)	The Company is not, and after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” or an entity controlled by an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder; and none of the Company’s subsidiaries is, and after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Closing Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel for the Company in connection with the preparation of the Registration Statements and (y) based on such counsel’s examination of the Registration Statements and such counsel’s investigations made in connection with the preparation of the Registration Statements and conferences with certain officers and employees of and with auditors for and counsel for the Company and its subsidiaries, such counsel has no reason to believe that the Registration Statements, as of their respective effective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical data contained in the Registration Statements or the Prospectus.

The foregoing opinion and statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statements or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses (ix) and (x) above.

(e) The Representatives shall have received a written opinion from each of (i) Stephen Chandler, the Company’s Vice President, Legal and Intellectual Property, (ii) Page White & Farrer, (iii) Finnegan, Henderson, Farabow, Garrett & Dunner L.L.P., (iv) Merchant & Gould P.C., (v) Marshall, Gerstein & Borun LLP, (vi) Harness, Dickey &

Pierce, P.L.C., (vii) Wong, Cabello, Lutsch, Rutherford & Brucculeri, L.L.P. and (viii) Osborne Clarke, in each case, as counsel for the Company as to certain matters involving Intellectual Property of the Company and its subsidiaries, addressed to the Underwriters and dated such Closing Date, in substantially the forms thereof attached as Exhibit II hereto.

(f) The Representatives shall have received from Pillsbury Winthrop LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) At the time of the execution of this Agreement, the Representatives shall have received from each of E&Y and PWC a letter, addressed to the Underwriters and dated such date, in form and substance reasonably satisfactory to the Representatives (i) confirming that they are (A) independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (ii) stating (A) in the case of E&Y, the conclusions and findings of E&Y with respect to the financial statements and certain financial information contained in the Registration Statements and the Prospectus, which shall, with respect to such financial statements of Litrex, be in reliance on the work of PWC in accordance with Rule 2-05 of Regulation S-X and (B) in the case of PWC, the conclusions and findings of PWC with respect to such financial statements of Litrex and certain related financial information contained in the Registration Statements and the Prospectus, including, in each case, statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters delivered according to Statement of Auditing Standards No. 72 (or successor thereto).

(h) On such Closing Date, the Representatives shall have received a letter from each of E&Y and PWC (each, a “bring-down letter”) addressed to the Underwriters and dated such Closing Date confirming, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than three business days prior to the date of such bring-down letter), the conclusions and findings of each such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(g) hereof.

(i) The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chairman of the Board, its President or a Vice President and its Chief Financial Officer (or equivalent thereof) stating that (i) to the best of their knowledge after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (ii) subsequent to the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company and its subsidiaries, or any change, or any development including a prospective change, that would reasonably be expected to materially and adversely affect the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (ii) since such date there shall not have been any change in the capital stock of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) above, is in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would, as of such Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Closing Date that would prevent the issuance or sale of the Stock or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, the effect of which on the financial markets of the United States is such so as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) so as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus.

(m) The National Market System shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(n) SG Cowen shall have received the written agreements, substantially in the form of Exhibit I hereto, of the officers, directors and stockholders of the Company listed in Schedule B to this Agreement in accordance with Section 4(h) hereof.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company and each of CDT Holdings Limited and Cambridge Display Technology Limited (the “Principal Subsidiaries”), jointly and severally, shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively, the “Underwriter Indemnified Parties” and, each, an “Underwriter Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Principal Subsidiaries shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Preliminary Prospectus, either of the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information; provided further, however, that the foregoing indemnification agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased Stock, or any officers, employees, representatives, agents or controlling persons of such Underwriter, if (A) a copy of the Prospectus (as then amended or supplemented) was required by law to be delivered to such person at or prior to the written confirmation of the sale of Stock to such person, (B) a copy of the Prospectus (as then amended or supplemented) was not sent or given to such person by or on behalf of such Underwriter and such failure was not due to non-compliance by the Company with Section 4(d) hereof and (C) the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

This indemnity agreement is not exclusive and will be in addition to any liability that the Company and Principal Subsidiaries might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the “Company Indemnified Parties” and, each, a “Company Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, either of the Registration Statements or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriters’ Information. This indemnity agreement is not exclusive and will be in addition to any liability that the Underwriters might otherwise have and shall not limit any rights or remedies that may otherwise be available at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b) hereof, shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) hereof, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of execution of any such settlement agreement, (A) reimburses such indemnifying party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (B) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof,

then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Subsidiaries on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Principal Subsidiaries bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Principal Subsidiaries on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriters’ Information. The Company and the Principal Subsidiaries and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Section 6(j) or 6(l) hereof have occurred or if the Underwriters shall decline to purchase the Stock for any other reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 10 hereof, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, then the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the SG Cowen. If this Agreement is terminated pursuant to Section 10 hereof by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statements or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements or supplements to the Prospectus that may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 hereof and except the provisions of Section 7 hereof shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, the Principal Subsidiaries and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the covenants, agreements and indemnities of the several Underwriters contained in Section 7 hereof shall also be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

13. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC Attention: Skip Grow (Fax: (212) 278-4290);

(b) if to the Company or any Principal Subsidiary shall be delivered or sent by mail, telex or facsimile transmission to Cambridge Display Technology, Inc., Greenwich House, Madingley Rise, Madingley Road, Cambridge CB3 OTX, United Kingdom, Attention: [Secretary (Fax: 011 44 1954 713620)].

14. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (a “Related Proceeding”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York, in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party to this Agreement irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, which currently maintains a New York City office at 111 Eighth Avenue, New York, New York 10011, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

16. WAIVER OF IMMUNITY; JUDGMENT CURRENCY. With respect to any Related Proceeding, each party hereto irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party hereto waives any such immunity in the Specified Courts or any other court of competent jurisdiction and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Except as otherwise required by law, any payments by each of the Company and the Principal Subsidiaries to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by the United Kingdom or any other jurisdiction in which the Company or either of the Principal Subsidiaries has an office from which payment is made or deemed to be made, excluding (i) any such tax imposed by reason of any of the Underwriters having some present or former connection with any such jurisdiction other than its participation as an Underwriter in connection with the transactions contemplated by this Agreement, (ii) any withholding or branch profits taxes imposed by the United States of America or any taxing authority thereof or therein and (iii) any income or franchise tax on the overall net income of any of the Underwriters imposed by the Unites States of America or by the State of New York or any political subdivision of the United States of America or the State of New York or imposed by a jurisdiction in which such Underwriter is organized or has its principal place of business (such non-excluded taxes, “Foreign Taxes”). If the Company or either of the Principal Subsidiaries is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement to any Underwriter shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriter an amount that, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments), equals the amount that would have been payable if no Foreign Taxes applied. Upon the reasonable request of the Company or the applicable Principal Subsidiary, each Underwriter shall provide the Company or such Principal Subsidiary with a properly executed form or certification applicable to such Underwriter, or take such other ministerial action, to enable any payment made to such Underwriter pursuant to this Agreement to be exempt from any withholding taxes or be subject to such withholding taxes at a reduced rate, as applicable, provided that any such action shall not be unduly burdensome on such Underwriter and that the costs related to such action shall be borne solely by the Company or such Principal Subsidiary.

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder do any Underwriter from United States dollars into another currency, each of the Company and the Principal Subsidiaries has agreed, and each Underwriter will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Underwriter could purchase Unites States dollars with such other currency in the City of New York on the business day preceding the day on which final judgment is given.

The obligations of each of the Company and the Principal Subsidiaries with respect to any sum payable by it to any Underwriter shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than United States dollars, be discharged only to the extent that on the business day following receipt by such Underwriter of any such sum, adjudged to be so due in the Judgment Currency, such Underwriter may in accordance with normal banking procedures purchase United States dollars with the Judgment Currency. If the amount of United States dollars so purchased is less than the sum originally due to such Underwriter in the Judgment Currency (determined in the manner set forth in the immediately preceding paragraph), each of the Company and the Principal Subsidiaries agrees, as a separate obligation and notwithstanding any such judgment, to indemnify, jointly and severally, such Underwriter against such loss, and if the amount of the Untied States dollars so purchased exceeds the sum originally due to such Underwriter, then such Underwriter agrees to remit to the Company or such Principal Subsidiaries, as applicable, such excess amount.

17. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page of the Prospectus concerning the terms of the offering by the Underwriters; (ii) the statements contained in the last [two] sentence[s] of paragraph 8 concerning the Underwriters; and (iii) paragraph[s] 3 [and 11] in the Prospectus under the heading “Underwriting.”

18. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives will be binding on all the Underwriters.

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The Section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Principal Subsidiaries and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CAMBRIDGE DISPLAY TECHNOLOGY, INC.

By:
Name:
Title:

CDT HOLDINGS LIMITED

By:
Name:
Title:

CAMBRIDGE DISPLAY TECHNOLOGY LIMITED

By:
Name:
Title:

Accepted as of the date first above written:

SG COWEN & CO., LLC CIBC WORLD MARKETS CORP. ADAMS HARKNESS, INC. Acting on their own behalf and as Representatives of the several Underwriters referred to in the foregoing Agreement.

By:	SG COWEN & CO., LLC

By:
Name: William B. Buchanan, Jr.
Title: Head of Equity Capital Markets

Schedule A

Name	Number of Firm Shares to be Purchased

SG Cowen & Co., LLC

CIBC World Markets Corp.

Adams Harkness, Inc.

Total	2,500,000

Schedule B

Exhibit I

[Form of Lock-Up Agreement]

[Date]

SG Cowen & Co., LLC

CIBC World Markets Corp.

Adams Harkness, Inc.

As representatives of the

several Underwriters

c/o	SG Cowen & Co., LLC

1221 Avenue of the Americas

New York, New York 10020

Re: Cambridge Display Technology, Inc.              Shares of Common Stock

Dear Sirs:

In order to induce SG Cowen & Co., LLC (“SG Cowen”) and CIBC World Markets Corp. and Adams Harkness, Inc. (together with SG Cowen, the “Representatives”), to enter in to a certain underwriting agreement with Cambridge Display Technology, Inc., a Delaware corporation (the “Company”), with respect to the public offering of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), the undersigned hereby agrees that for a period of 270 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the 270 day period following the date of the Company’s final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

[Signatory]

By:
Name:
Title:

Exhibit II

[Forms of Opinions of Patent Counsel]